UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2026 (March 10, 2026)

CANTOR EQUITY PARTNERS V, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42933	98-1601033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 East 59th Street

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 938-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CEPV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Directors.

Effective March 10, 2026, the board of directors (the “Board”) of Cantor Equity Partners V, Inc. (the “Company”) appointed Charlotte Blechman as a member of the Board. Ms. Blechman will serve as a Class I director. Additionally, effective March 10, 2026, the Board appointed Ms. Blechman as a member of the audit committee of the Board (the “Audit Committee”) and a member of the compensation committee of the Board (the “Compensation Committee”).

Ms. Blechman has extensive executive and management experience in marketing, public relations, visual merchandising, branding, digital and social marketing, advertising and communications. Ms. Blechman currently serves as a Senior Managing Director of ACTUM, a strategic advisory firm, a position she has held since November 2025, where she will lead a buildout of a global Fashion, Lifestyle and Luxury consultancy through targeted recruitment and key acquisitions. Ms. Blechman has also served as a director of Lightwave Acquisition Corp. since June 2025 and of Cantor Equity Partners I, Inc. since January 2026. From October 2024 to August 2025, Ms. Blechman previously served as a consultant for alice and olivia, a women’s contemporary lifestyle brand. From January 2017 to June 2023, Ms. Blechman served as Chief Marketing Officer of Tom Ford Retail LLC where she was responsible for all global marketing, communications, advertising, public relations, visual display, customer relationship management, digital marketing, events and global marketing initiatives. Ms. Blechman previously served as a director of CF Finance Acquisition Corp. II from November 2020 until consummation of its business combination with View, Inc. in March 2021, a director of CF Acquisition Corp. VIII from March 2021 until consummation of its business combination with XBP Global, Inc. (f/k/a XBP Europe, Inc.) in November 2023, as a director of Cantor Equity Partners, Inc. from August 2024 until consummation of its business combination with Twenty One Capital, Inc. in December 2025 and as a director of CF Acquisition Corp. IV from December 2020 to December 2023 when it liquidated. From 2011 to 2017, Ms. Blechman served as Executive Vice-President of Marketing and Communication at Barneys New York. Prior to that, Ms. Blechman served as Gucci America’s Vice President of Public Relations and Special Events, also overseeing Worldwide Celebrity Relations. She also served as Vice President of Public Relations for Yves Saint Laurent. The Company believes that Ms. Blechman is qualified to serve as a member of the Board due to her extensive experience in business management.

In connection with the appointment of Ms. Blechman, the Board approved the compensation to be paid to Ms. Blechman for serving as a member of the Board of $50,000 per year, paid quarterly.

There are no family relationships between Ms. Blechman and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2026

CANTOR EQUITY PARTNERS V, INC.

By:	/s/ Brandon G. Lutnick
Name:	Brandon G. Lutnick
Title:	Chief Executive Officer

[Signature Page to Form 8-K of Cantor Equity Partners V, Inc. – Appointment of Charlotte Blechman as Director]